VIRGINIA NATIONAL BANKSHARES CORPORATION 404 PEOPLE PLACE CHARLOTTESVILLE, VA 22911 Your Vote Counts! VIRGINIA NATIONAL BANKSHARES CORPORATION 2026 Annual Meeting Vote by June 24, 2026 11:59 PM ET V96516-P45765 You invested in VIRGINIA NATIONAL BANKSHARES CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 25, 2026. Get informed before you vote View the Notice & Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 11, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 25, 2026 10:00 AM Eastern Time Hilton Garden Inn 1793 Richmond Road Charlottesville, VA 22911*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This communication presents only an overview of the more complete proxy materials that are available on the Internet. Shareholders are encouraged to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to access this information and to vote. Board Voting Items Recommends 1. Election of eleven (11) directors to serve until the next a Nominees: John B. Adams, Jr. Robert Lee Burrows, Jr. Kevin T. Carter Hunter E. Craig William D. Dittmar, Jr. Randolph D. Frostick nnual meeting of shareholders. Linda M. Houston Jay B. Keyser Glenn W. Rust Sterling T. Strange, III Gregory L. Wells For 2. Advisory (non-binding) vote to approve the Company’s executive compensation. For 3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2026. For 4. Transaction of such other business as may properly come before the meeting or any adjournments or postponements. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V96517-P45765